Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction	Percent Ownership If Less than 100%

Yahoo! UK Limited	UK
Yahoo! Holdings Limited	UK
Yahoo! Europe Limited	UK
Yahoo! France SAS	France
Yahoo! Italia SRL	Italy
Yahoo! Deutschland GmbH	Germany
E-com Management NV	Netherland Antilles
Yahoo! Norway AS	Norway
Yahoo Sverige AB	Sweden
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Iberia SL	Spain
Yahoo! Netherlands BV	Netherlands
Kelkoo Holdings SAS	Finland
Yahoo! PTE Ltd	Singapore
Yahoo! Korea Corporation	Korea
Yahoo! Holdings (Hong Kong) Ltd.	Hong Kong
Y! Custom Solutions	Korea
Yahoo Web Services India Private Limited	India
Yahoo! Software Development India Private Limited	India
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo de Mexico, SA de CV	Mexico
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! de Argentina SRL	Argentina
Yahoo! Canada Co.	Canada
LudiCorp Research and Development Ltd.	Canada
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings LLC	Cayman Islands
Kimo.com (Cayman) Corporation	Cayman Islands
GeoCities Canada	Canada
eGroups International Ltda.	Brazil
eGroups International (Thailand) Company Limited	Thailand
Inktomi Limited	UK
Inktomi Japan KK	Japan
Inktomi Korea Corporation	Korea
Inktomi Australia Pty Limited	Australia
Inktomi Canada Corporation	Canada
HotJobs Canada Inc.	Canada
HotJobs.com Australia Pty Ltd.	Australia
HotJobs SL (Spain)	Spain
Resumix Limited	UK
Resumix Pty Ltd (Australia)	Australia
Overture Services Limited	UK
Overture Services Europe, Ltd.	Cayman Islands

Overture Services IP (Cayman) Ltd.	Cayman Islands
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Search Services (Asia) Limited	Ireland
Overture Services Europe BV	Netherlands
Overture Services GmbH	Germany
Overture Services (Canada) Inc.	Canada
Overture Spain S.L.	Spain
Overture Services, SRL	Italy
Overture Services YH	Korea
Overture K.K.	Japan
Overture Services Japan Y.K.	Japan
Yahoo! Communications Europe, Ltd.	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty, Ltd.	Australia
Overture S.A.R.L.	France
Overture International Inc.	Nevis
Overture do Brasil Servicos de Busca na Internet Ltda	Brazil
Alta Vista Internet Solutions Limited	Ireland
Alta Vista Internet Holdings Limited	Ireland
Alta Vista Internet Operations Limited	Ireland
TeRespondo.com Propaganda e Marketing do Brasil Ltda.	Brazil
TeRespondo.com de Mexico SRL de CV	Mexico
Yahoo! Technologies Norway AS	Norway
Overture Services Hong Kong Limited	Hong Kong
Kelkoo France SA	France
Kelkoo SL (Spain)	Spain
Kelkoo Ltd (UK)	UK
Kelkoo srl (Italy)	Italy
Kelkoo (AS) Norway	Norway
Kelkoo NL BV (koopwitjzer)	Netherlands
Kelkoo AB Sweden	Sweden
Kelkoo Holdings BV (NL)	Netherlands
Kelkoo AS (Denmark)	Denmark
Kelkoo GmbH (Germany)	Germany
Zoomit France	France
Zoomit AB (Sweden)	Sweden
Verdisoft Software Entwicklungs, GmbH	Germany
Verdisoft Software Vertriebs and Service, GmbH	Germany
Farechase Israel Ltd.	Israel
Whereonearth Limited	UK
Infernet Limited	UK
GeoZip Limited	UK
WebLocata Limited	UK
Where@Risk Limited	UK
Procurnet Limited	UK
L-Sphere Limited	UK
Pagebank (Digital Storage) Limited	UK
Netclear Limited	UK

PostMicro Limited	UK
Whereonearth.com Limited	UK
Gisdata Limited	UK
WOE Old GDC Limited	UK
Arthas.com, Inc.	Delaware
Aurora I, LLC	Delaware
AV-RB Holdings, Inc.	Delaware
C2B Technologies, Inc.	Delaware
del.icio.us, Inc.	Delaware
eGroups International, Inc.	Delaware
eGroups, Inc.	Delaware
eScene Networks, Inc.	Delaware
FareChase, Inc.	Delaware
FastForward Networks, Inc.	Delaware
HotJobs.com, Ltd.	Delaware
Impulse!Buy Network, Inc.	California
Indigo Acquisition Corporation	California
Inktomi Corp.	Delaware
Inktomi Quiver Corporation	Delaware
Innovative Systems Services Group, Inc.	California
Ivy Acquisition Corp.	Georgia
Keylime Software, Inc.	Delaware
Launch Media Inc.	Delaware
Launch Networks, Inc.	Delaware
Launch Radio Networks, Inc.	Delaware
MusicMatch, Inc.	Washington
Oddpost, Inc.	Delaware
ONElist, Inc.	California
Overture Services, Inc.	Delaware
Resumix, Inc.	Delaware
Shopping.com	Delaware
Stadeon, Inc.	Delaware
Stata Laboratories, Inc.	Delaware
Transium Corporation	Delaware
Ultraseek Corporation	California
Verdisoft Corporation	Delaware
VivaSmart, Inc.	Delaware
WebSpective Software, Inc.	Delaware
Whereonearth.com Inc.	Delaware
WUF Networks, Inc.	Delaware
Y! San Diego Corp.	California
Yahoo! Communications, Inc.	Delaware
Yahoo! Communications USA, Inc.	Delaware
Yahoo! International Acquisition Holdings, Inc.	Delaware
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Realty Inc.	Delaware